UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022 (January 10, 2022)

Douglas Elliman Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41054	87-2176850
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Howard M. Lorber

In connection with the appointment of Howard M. Lorber as President and Chief Executive Officer of Douglas Elliman Inc. (“Douglas Elliman”), Mr. Lorber and Douglas Elliman entered into an employment agreement dated January 10, 2022, which became effective as of December 29, 2021. Mr. Lorber’s employment agreement has an initial term of three years, which term will automatically be extended by one year on each anniversary of the effective date of the employment agreement unless either party provides prior notice that such party does not desire to the extend the term.

The employment agreement provides for an annual base salary of $1,800,000. Commencing January 1, 2023, Mr. Lorber’s base salary will be subject to an annual cost-of-living adjustment. The Board of Directors of Douglas Elliman may also periodically review Mr. Lorber’s base salary for increase, but not decrease.

Mr. Lorber is also entitled to receive an annual bonus based on a target bonus opportunity equal to 150% of Mr. Lorber’s annual base salary and to participate in Douglas Elliman’s long-term incentive plans on a basis consistent with his positions with Douglas Elliman. During the period of his employment, Mr. Lorber is entitled to various benefits, including a car and driver provided by Douglas Elliman, a $3,750 per month allowance for lodging and related business expenses, a club membership and dues and use of corporate aircraft in accordance with Douglas Elliman’s corporate aircraft policy.

Upon a termination of Mr. Lorber’s employment by Douglas Elliman without cause (as defined in the employment agreement), termination of Mr. Lorber’s employment by him for good reason (as specified in the employment agreement) or upon death or disability, Mr. Lorber (or his beneficiary in the case of death) is entitled to receive for 36 months following termination (i) continued base salary, (ii) an annual cash bonus (in an amount equal to the bonus paid to Mr. Lorber for the performance period immediately prior to the year in which notice of termination is given, but not to exceed Mr. Lorber’s current target bonus opportunity) and (iii) continued welfare benefits for Mr. Lorber and his eligible dependents. Mr. Lorber is also entitled to accelerated vesting of outstanding equity awards.

Upon a termination of Mr. Lorber’s employment for any of the reasons described above (other than death or disability) within two years following a change in control (as defined in the employment agreement), Mr. Lorber will be entitled to receive (i) a cash lump sum payable within 30 days following termination equal to 2.99 times the sum of (a) base salary and (b) the bonus earned by Mr. Lorber (including any amounts deferred) for the performance period that ended immediately prior to the performance period in which the date of termination occurs (but not to exceed Mr. Lorber’s target bonus opportunity during such year), (ii) continued participation by Mr. Lorber and his eligible dependents in welfare benefit plans in which they were participating at the time of termination for up to the end of the employment period and (iii) for 36 months after termination, continued life and medical insurance benefits (reduced to the extent comparable benefits are actually received during such 36-month period from a subsequent employer). Mr. Lorber is also entitled to accelerated vesting of all outstanding equity awards. In addition, Mr. Lorber will be indemnified in the event that excise taxes are imposed on change in control payments under Section 4999 of the Code.

The employment agreement contains certain covenants by which Mr. Lorber is bound, including covenants not to compete with or solicit employees or customers of Douglas Elliman.

The above description does not purport to be complete and is qualified in its entirety by reference to Mr. Lorber’s employment agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Employment Agreement with Richard J. Lampen

In connection with the appointment of Richard J. Lampen as Executive Vice President and Chief Operating Officer of Douglas Elliman, Mr. Lampen and Douglas Elliman entered into an employment agreement dated January 10, 2022, which became effective as of December 29, 2021. Mr. Lampen’s employment agreement has an initial term of two years, which term will automatically be extended by one year on each anniversary of the effective date of the employment agreement unless either party provides prior notice that such party does not desire to the extend the term.

The employment agreement provides for an annual base salary of $650,000. Mr. Lampen is also entitled to receive an annual bonus based on a target bonus opportunity equal to 112.5 % of Mr. Lampen’s annual base salary and to participate in Douglas Elliman’s long-term incentive plans on a basis consistent with Mr. Lampen’s position with Douglas Elliman. During the period of his employment, Mr. Lampen is entitled to various benefits, including first-class air travel and lodging, as well as reimbursement for certain automobile and club expenses on an after-tax basis and use of corporate aircraft in accordance with Douglas Elliman’s corporate aircraft policy.

Upon a termination of Mr. Lampen’s employment by Douglas Elliman without cause (as defined in the employment agreement), termination of Mr. Lampen’s employment by him for good reason (as specified in the employment agreement) or upon death or disability, Mr. Lampen (or his beneficiary in the case of death) is entitled to receive for 24 months following termination (i) continued base salary, (ii) an annual cash bonus (in an amount equal to the bonus paid to Mr. Lampen for the performance period immediately prior to the year in which notice of termination is given, but not to exceed Mr. Lampen’s current target bonus opportunity) and (iii) continued welfare benefits for Mr. Lampen and his eligible dependents. In addition, Mr. Lampen is also entitled to receive accelerated vesting of outstanding equity awards.

Upon a termination of Mr. Lampen’s employment for any of the reasons described above (other than death or disability) within two years following a change in control (as defined in the employment agreement), Mr. Lampen will be entitled to receive (i) a cash lump sum payable within 30 days following termination equal to 2 times the sum of (a) base salary and (b) the bonus earned by Mr. Lampen (including any amounts deferred) for the performance period that ended immediately prior to the performance period in which the date of termination occurs (but not to exceed Mr. Lampen’s target bonus opportunity during such year), (ii) continued participation by Mr. Lampen and his eligible dependents in welfare benefit plans in which they were participating at the time of termination for up to the end of the employment period and (iii) for 24 months after termination, continued life and medical insurance benefits (reduced to the extent comparable benefits are actually received during such 24-month period from a subsequent employer). In addition, Mr. Lampen is also entitled to receive accelerated vesting of all outstanding equity awards.

The employment agreement contains certain covenants by which Mr. Lampen is bound, including covenants not to compete with or solicit employees or customers of Douglas Elliman.

The above description does not purport to be complete and is qualified in its entirety by reference to Mr. Lampen’s employment agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between Douglas Elliman Inc. and Howard M. Lorber, dated January 10, 2022.

10.2	Employment Agreement between Douglas Elliman Inc. and Richard J. Lampen, dated January 10, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

Date: January 14, 2022	By:	/s/ J. Bryant Kirkland III
	Name:	J. Bryant Kirkland III
	Title:	Senior Vice President, Treasurer and Chief Financial Officer